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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 29 to the Registration Statement (File No. 33-45671) and Amendment No. 31 to the Registration Statement (File No. 811-6557) of the STI Classic Funds (comprising the Classic Institutional Cash Management Money Market Fund and Classic Institutional U.S. Government Securities Money Market Fund) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 respectively, of our report dated March 15, 1999 on our audit of the financial statements and financial highlights of the Prime Obligations Fund (a series of The Arbor Fund), which report is incorporated by reference in the Annual Report to Shareholders for the year ended January 31, 1999, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Experts" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 24, 1999